Exhibit 99

Form 3 Joint Filer Information

Name:	Frazier Healthcare IV, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM IV, LP

Issuer & Ticker Symbol:	CHG Healthcare Services, Inc. (CHGH)

Date of Event Requiring Statement:	July 24, 2006

Frazier Healthcare IV, LP
By: FHM IV, LP, its General Partner
By: FHM IV, LLC, its General Partner

By:	/s/ Alan D. Frazier
Alan D. Frazier, Member

Name:	Frazier Affiliates IV, LP
Address:	601 Union Street, Suite 3200
Seattle, WA 98101

Designated Filer:	FHM IV, LP

Issuer & Ticker Symbol:	CHG Healthcare Services, Inc. (CHGH)

Date of Event Requiring Statement:	July 24, 2006

Frazier Affiliates IV, LP
By: FHM IV, LP, its General Partner
By: FHM IV, LLC, its General Partner

By:	/s/ Alan D. Frazier
Alan D. Frazier, Member